                                 AGREEMENT


      This Agreement dated as of January __, 1999, by and among (i) NetObjects, Inc., a Delaware corporation, and (ii) Perseus U.S.
Investors, L.L.C.; Venture Fund I, L.P.; AT&T Venture Fund II, L.P.; Norwest Equity Partners V; Venrock Associates; Venrock Associates II, L.P.; Terence Garnett; and John Sculley (individually, a "Holder" and collectively, the "Holders").

                            W I T N E S S E T H :

      WHEREAS, on December 18, 1996, the Company issued to each of the Holders a warrant to acquire shares of the Company's Series C Preferred Stock (individually, a "Warrant" and collectively, the "Warrants");

      WHEREAS, the parties hereto wish to amend the terms of the Warrants as provided herein;

      NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, and intending to be legally bound hereby, the Company hereby agrees with each Holder as follows:

      1. AMENDMENTS TO WARRANT. (a) Each Warrant is hereby amended by adding the following provision as a new Section 1.5:

               "1.5    AUTOMATIC CONVERSION.  Immediately
               prior to the consummation of an underwritten offering of stock by the Company pursuant to a Registration Statement (an "Offering"), this Warrant automatically, without any action on the part of Holder, shall be converted into the number of shares of the Company's Common Stock computed using the following formula:

                                  X = Y(A-B)
                                      ------
                                         A

               Where X =  the number of shares of Common Stock
                          to be issued to Holder

                     Y =  the number of shares of Common Stock
                          purchasable under this Warrant
                          (immediately prior to the consummation
                          of such Offering and assuming full
                          conversion of all shares of Series C
                          Preferred Stock into shares of Common
                          Stock)

                     A =  the initial public offering price
                          for one share of the Company's
                          Common Stock in such Offering without
                          giving effect to any underwriter
                          compensation or discounts

                     B =  Warrant Price (as adjusted to the
                          date of such calculation"

      (b)  Section 2.5(i) of each Warrant is hereby amended to read as follows:

             "the consummation of an Offering or"

      3. SAVINGS CLAUSE. In all other respects each Warrant shall remain in full force and effect.

      4. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same document. This Agreement and the amendment to the Warrants set forth herein shall be effective as to each Holder and such Holder's Warrant upon such Holder's execution and delivery of this Agreement, whether or not any other Holders execute and deliver this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto, or their duly authorized agents, as of the date first written above.


                                       NETOBJECTS, INC.



                                       By:
                                              ----------------------------------

                                       Name:
                                              ----------------------------------

                                       Title:
                                              ----------------------------------



                                    PERSEUS U.S. INVESTORS, L.L.C.



                                    By:
                                           ----------------------------------

                                    Name:
                                           ----------------------------------

                                    Title:
                                           ----------------------------------


                                    VENTURE FUND I, L.P.



                                     By:
                                           ----------------------------------

                                     Name:
                                           ----------------------------------

                                     Title:
                                           ----------------------------------

                                     AT&T VENTURE FUND II, L.P.



                                     By:
                                           ----------------------------------

                                     Name:
                                           ----------------------------------

                                     Title:
                                           ----------------------------------



                                     NORWEST EQUITY PARTNERS V


                                     By:
                                           ----------------------------------

                                     Name:
                                           ----------------------------------

                                     Title:
                                           ----------------------------------



                                     VENROCK ASSOCIATES


                                     By:
                                           ----------------------------------

                                     Name:
                                           ----------------------------------

                                     Title:
                                           ----------------------------------



                                     VENROCK ASSOCIATES II, L.P.



                                     By:
                                           ----------------------------------

                                     Name:
                                           ----------------------------------

                                     Title:
                                           ----------------------------------


                                     ----------------------------------------
                                     TERENCE GARNETT


                                     ----------------------------------------
                                     JOHN SCULLEY